                                                                   Exhibit 5



                           [Baker & McKenzie Letterhead]

                                September 29, 1998




@Entertainment, Inc.
One Commercial Plaza
Hartford, Connecticut 06103-3585

     Re:  Securities and Exchange Commission-
          Registration Statement on Form S-3

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Ladies and Gentlemen:

     As counsel to @Entertainment, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to: (i) 1,008,000 warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued pursuant to the Warrant Agreement, dated as of July 14, 1998 (the "Warrant Agreement"); and (ii) 1,824,514 shares of Common Stock (the "Warrant Shares") that may be issued from time to time by the Company upon the exercise of the Warrants.

    In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock, as we have deemed appropriate for purposes of rendering this opinion.

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@Entertainment, Inc.
September 29, 1998
Page 2


    In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

    Based upon the foregoing examination, and the information thus supplied, it is our opinion that:

    (i)  The Warrants are duly authorized and validly issued; and

    (ii) The issuance of the Warrant Shares has been duly authorized by all necessary corporate action on the part of the Company, and when the Warrant Shares are issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement against payment of the consideration therefor specified in the Warrant Agreement, they will be validly issued, fully paid and nonassessable.

    We hereby expressly consent to the reference to our Firm in the Registration Statement (including any related Registration Statement filed pursuant to the applicable Rule promulgated pursuant to the Securities Act of 1933, as amended) under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement (including any such related Registration Statement), and to the filing of this opinion with any other appropriate government agency.

                                                   Very truly yours,


                                                   /s/ Baker & McKenzie
                                                   --------------------
                                                   Baker & McKenzie